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                                    EXHIBIT D
                                POWER OF ATTORNEY

The undersigned hereby appoints Rodney Bienvenu, Richard Rofe, Ernest Mysogland and Kevin Goodman, or any of them, his true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any
Schedule 13D, any amendments thereto or any related documentation which may be required to be filed in his individual capacity as a result of the undersigned's direct or indirect beneficial ownership of shares of, or participation in a group with respect to, common stock of Via Net.Works, Inc., and granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof. The authority of Rodney Bienvenu, Richard Rofe, Ernest Mysogland and Kevin Goodman, or any of them, under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer required to file Schedule 13Ds unless revoked earlier in writing.

Date: December 12, 2003


                         /s/ Rodney Bienvenu

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                         Rodney Bienvenu

                         /s/ Richard Rofe

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                         Richard Rofe

                         /s/ Ernest Mysogland

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                         Ernest Mysogland

                         /s/ Kevin Goodman

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                         Kevin Goodman